                                                                    Exhibit 99.1

          CORSOLUTIONS MEDICAL, INC.
          AND SUBSIDIARIES

          Consolidated Financial Statements as of
          December 31, 2005 and 2004, and for
          Each of the Three Years in the
          Period Ended December 31, 2005, and
          Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of CorSolutions Medical, Inc.:

We have audited the accompanying consolidated balance sheets of CorSolutions Medical, Inc. and subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CorSolutions Medical, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/DELOITTE & TOUCHE LLP


Chicago, Illinois
March 27, 2006

CORSOLUTIONS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  2005       2004
                                                                --------   --------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                    $ 44,598   $ 16,735
   Accounts receivable, net of allowances of $50
      and $119 in 2005 and 2004, respectively                     14,205     10,454
   Deferred income taxes                                           9,470     10,342
   Prepaid expenses and other current assets                       5,765      3,212
                                                                --------   --------
      Total current assets                                        74,038     40,743
PROPERTY AND EQUIPMENT--Net                                       15,360     12,761
DEFERRED INCOME TAXES                                                 --      5,159
GOODWILL AND OTHER INTANGIBLE ASSETS--Net                            362        548
OTHER ASSETS                                                         198        286
                                                                --------   --------
TOTAL                                                           $ 89,958   $ 59,497
                                                                ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                             $  3,449   $  4,017
   Accrued expenses                                               10,521      6,076
   Deferred revenue                                               11,641      7,270
   Current portion of restructuring obligations                       --        162
   Current portion of capital lease obligations                       --         64
   Current portion of note payable                                    --         63
                                                                --------   --------
      Total current liabilities                                   25,611     17,652
DEFERRED INCOME TAXES                                              2,157         --
OTHER NONCURRENT LIABILITIES                                         314      1,060
STOCKHOLDERS' EQUITY:
   Convertible preferred stock--$.01 par value; 15,000 shares
      authorized; 14,176 shares issued and outstanding               142        142
   Common stock--$.01 par value; 55,000 shares authorized;
      15,722 and 14,454 shares issued and outstanding as of
      December 31, 2005 and 2004, respectively                       157        144
   Additional paid-in capital                                     80,808     77,139
   Accumulated deficit                                           (19,231)   (36,640)
                                                                --------   --------
      Total stockholders' equity                                  61,876     40,785
                                                                --------   --------
TOTAL                                                           $ 89,958   $ 59,497
                                                                ========   ========

See notes to consolidated financial statements.

CORSOLUTIONS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(IN THOUSANDS)

                                                     2005       2004       2003
                                                   --------   --------   -------
NET REVENUES                                       $124,272   $ 85,936   $75,678
COST OF SERVICES                                     61,671     49,639    54,769
                                                   --------   --------   -------
GROSS PROFIT                                         62,601     36,297    20,909
                                                   --------   --------   -------
OPERATING EXPENSES:
   Selling, general, and administrative expenses     35,417     24,380    15,941
   Restructuring reversal                              (267)        --      (726)
                                                   --------   --------   -------
      Total operating expenses                       35,150     24,380    15,215
                                                   --------   --------   -------
OPERATING INCOME                                     27,451     11,917     5,694
                                                   --------   --------   -------
OTHER INCOME (EXPENSE):
   Net interest income (expense)                        919         68      (135)
   Other                                                 --         --       471
                                                   --------   --------   -------
      Total other income                                919         68       336
                                                   --------   --------   -------
INCOME BEFORE INCOME TAXES                           28,370     11,985     6,030
INCOME TAX EXPENSE (BENEFIT)                         10,961    (15,080)      120
                                                   --------   --------   -------
NET INCOME                                         $ 17,409   $ 27,065   $ 5,910
                                                   ========   ========   =======

See notes to consolidated financial statements.

CORSOLUTIONS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(IN THOUSANDS)

                                             CONVERTIBLE
                                           PREFERRED STOCK    COMMON STOCK    ADDITIONAL
                                           ---------------   --------------     PAID-IN    ACCUMULATED
                                            SHARES   VALUE   SHARES   VALUE     CAPITAL      DEFICIT      TOTAL
                                            ------   -----   ------   -----   ----------   -----------   -------
BALANCE--January 1, 2003                    14,176    $142   14,284    $143     $76,754     $(69,615)    $ 7,424
   Common stock issuances                       --      --      100       1         199           --         200
   Net income                                   --      --       --      --          --        5,910       5,910
                                            ------    ----   ------    ----     -------     --------     -------
BALANCE--December 31, 2003                  14,176     142   14,384     144      76,953      (63,705)     13,534
   Common stock issuances                       --      --       70      --         186           --         186
   Net income                                   --      --       --      --          --       27,065      27,065
                                            ------    ----   ------    ----     -------     --------     -------
BALANCE--December 31, 2004                  14,176     142   14,454     144     $77,139      (36,640)     40,785
   Common stock issuances                       --            1,268      13       2,573           --       2,586
   Tax benefit of stock option exercises        --      --       --      --       1,096           --       1,096
   Net income                                   --      --       --      --          --       17,409      17,409
                                            ------    ----   ------    ----     -------     --------     -------
BALANCE--December 31, 2005                  14,176    $142   15,722    $157     $80,808     $(19,231)    $61,876
                                            ======    ====   ======    ====     =======     ========     =======

See notes to consolidated financial statements.

CORSOLUTIONS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(IN THOUSANDS)

                                                          2005      2004       2003
                                                        -------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                           $17,409   $ 27,065   $ 5,910
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization                       6,576      4,922     4,535
      Deferred income taxes                               8,188    (15,501)       --
      Tax benefit of stock option exercises               1,096         --        --
      Other                                                  70         --       355
      Changes in assets and liabilities:
         Accounts receivable--net                        (3,751)    (3,760)      845
         Prepaid expenses and other assets               (1,275)    (1,895)     (613)
         Accounts payable                                  (568)     1,716       241
         Accrued expenses                                 4,056        565     1,178
         Deferred revenue                                 3,684      4,536       819
         Restructuring obligations                         (467)      (608)   (2,205)
                                                        -------   --------   -------
            Net cash provided by operating activities    35,018     17,040    11,065
                                                        -------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                   (9,059)    (8,045)   (1,776)
   Cash paid for acquisition--net of cash acquired           --         --       (63)
   Cash received from sale of assets                         --         --       865
                                                        -------   --------   -------
            Net cash used in investing activities        (9,059)    (8,045)     (974)
                                                        -------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments of line of credit                            --         --    (2,579)
   Net proceeds from common stock issuances               2,038         31        --
   Payments of notes payable                                (63)      (225)   (1,341)
   Payments of capital lease obligations                    (71)      (376)     (490)
                                                        -------   --------   -------
            Net cash provided by (used in) financing
               activities                                 1,904       (570)   (4,410)
                                                        -------   --------   -------
INCREASE IN CASH AND CASH EQUIVALENTS                    27,863      8,425     5,681
CASH AND CASH EQUIVALENTS--Beginning of year             16,735      8,310     2,629
                                                        -------   --------   -------
CASH AND CASH EQUIVALENTS--End of year                  $44,598   $ 16,735   $ 8,310
                                                        =======   ========   =======

See notes to consolidated financial statements.

CORSOLUTIONS MEDICAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

1.   BUSINESS DESCRIPTION

     CorSolutions Medical, Inc. and subsidiaries (the "Company") is a leading provider of customer-centric health intelligence and solutions throughout the United States. The Company offers a full complement of individualized health improvement solutions that include preventative health and wellness, short-term and episodic care, as well as long-term chronic disease management. The Company has expertise in the following areas:

     - Health solutions that address a full array of chronic illnesses and related co-morbidities from prevention and wellness to long-term chronic care.

     - The Company has a premier health intelligence platform that directs individual interventions when and where they are needed most.

     - A unique primary nurse model that provides access to experienced registered nurses for all participants.

     - Dynamic business analysis, outcomes measurement, and reporting resources.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

     USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     FAIR VALUE--The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable and accounts payable, to approximate the fair value of the respective assets and liabilities at December 31, 2005 and 2004.

     REVENUE RECOGNITION--The Company provides services under contracts that are typically signed for two- to three-year periods. Revenue recognition under these contracts varies by contract type as follows:

     - Fee-for-Service Contracts--The Company bills its customers the contractual rate per member for each month of service provided under the contract. Revenue under these contracts is recognized monthly, as services are provided.

     - Performance-Based Contracts--The Company bills its customers the contractual rate per member for each month of service provided under the contract. Under these contracts, all or a portion of the fees are based on achieving contractual performance targets. The remaining fees are fixed. If the performance targets are not met, the Company would have to refund up to 100% of the performance-based fees. For the fixed portion of the fees, the Company recognizes revenue monthly, as services are provided. For the performance portion of the fees, the Company recognizes revenue based on achieving the performance-based targets. Under one government contract, the potential payback may exceed fees paid to the Company. The potential payback is calculated based on the excess of medical costs of the control group less the combined amount of medical costs and Company fees for the treatment group.

          The Company assesses the achievement of performance-based targets through analysis of medical claims and other data throughout the period. In the event performance measures indicate that performance targets are not being met, or data from the customer is insufficient to measure performance, performance fees are not recognized as revenues and are recorded in the deferred revenue account on the consolidated balance sheets. Accordingly, performance-based revenues are estimated and are subject to adjustment when final data is received and analyzed. Revenue is recognized on an interim basis as performance measures are being met, to the extent that cash is received. The amount of revenue ultimately realized by the Company under these contracts could differ materially from the amounts reported in the accompanying consolidated statements of operations. The total performance-based revenue recognized under these contracts was $14.5 million, $6.1 million, and $4.6 million in 2005, 2004, and 2003, respectively.

     Deferred revenue relating to performance-based contracts totaled $11.6 million and $7.8 million at December 31, 2005 and 2004, respectively. Settlements and changes in estimates of revenue relating to prior-year performance-based contracts increased revenue by $4.6 million, $2.5 million, and $1.5 million in 2005, 2004, and 2003 respectively.

     Approximately 44% of the Company's revenues in 2005 were derived from contracts with three significant customers in which each customer comprised more than 10% of the Company's revenues. Approximately 26% and 51% of the Company's revenues in 2004 and 2003, respectively, were derived from contracts with two significant customers in which each customer comprised more than 10% of the Company's revenues. In connection with one of these customers in 2003, the Company subcontracted with another entity to provide certain services; however, the Company was the primary obligor under the contract. The Company recorded revenues of $29.2 million and related subcontracting fees of $24.4 million in the accompanying 2003 consolidated statement of operations relating to this arrangement. This contract was assigned to the subcontractor effective January 1, 2004. At December 31, 2005 and 2004, significant customers, as defined above, comprised 70% and 14%, respectively, of total accounts receivable.

     DEFERRED REVENUE--Deferred revenue represents cash received in advance of revenue earned.

     CASH AND CASH EQUIVALENTS--The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

     ACCOUNTS RECEIVABLE--The majority of the Company's accounts receivable is due from companies in the healthcare industry as well as larger employer groups. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. At December 31, 2004, accounts receivable include approximately $1.3 million of unbilled receivables. There were no unbilled receivables at December 31, 2005. Accounts receivable include significant client receivables of $9.9 million, representing three customers, and $5.6 million, representing four customers, at December 31, 2005 and 2004, respectively.

     INVENTORY AND DEFERRED EDUCATIONAL MATERIALS COSTS--The Company maintains an inventory of educational materials which is included in prepaid expenses and other current assets in the consolidated balance sheets. In addition, costs of education materials shipped to new customers are deferred and expensed over the average customer tenure in each of the programs. Inventory and deferred educational materials costs were $1.2 million and $1.5 million at December 31, 2005 and 2004, respectively.

     PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Expenditures for major additions are capitalized; the cost of repairs and maintenance are expensed as incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 2005 and 2004, and the related useful lives, are as follows:

                                 2005       2004                 USEFUL LIFE
                               --------   --------   -----------------------------------
                                  (IN THOUSANDS)
Equipment and computers        $ 32,099   $ 26,685               3 to 5 years
Furniture                         2,838      1,360                 7 years
Leasehold improvements            3,569      1,857   Shorter of lease term or asset life
                               --------   --------
                                 38,506     29,902
Accumulated depreciation and
   amortization                 (23,146)   (17,141)
                               --------   --------
Total                          $ 15,360   $ 12,761
                               ========   ========

     INCOME TAXES--The Company accounts for income taxes under the provisions of the Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and for the expected future tax benefits to be derived from tax loss carryforwards.

     SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company evaluates the realization of its net deferred tax assets and valuation allowances at least annually. Adjustments to the valuation allowance will increase or decrease the Company's income tax provision.

     IMPAIRMENT OF LONG-LIVED ASSETS--Long-lived assets are reviewed for impairment whenever events such as service discontinuance, contract terminations, economic or other changes in circumstances indicate that the carrying amount may not be recoverable. When such events occur, the Company compares the carrying amount of the assets to undiscounted future cash flows. If this comparison indicates that there is an impairment, the amount of the impairment is equal to the excess of the carrying amount over the fair value of the assets.

     GOODWILL AND OTHER INTANGIBLE ASSETS--In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company completes an assessment of goodwill and intangibles with indefinite lives at least annually to determine whether the value of the assets has been impaired. The assessment is based on the fair value of the related reporting unit or intangible asset. Amortization of intangible assets was $0.2 million, $0.2 million, and $0.2 million in 2005, 2004, and 2003, respectively. Goodwill and other intangible assets consist of the following at December 31, 2005 and 2004 (in thousands):

                                        INTELLECTUAL   EMPLOYMENT
                             GOODWILL     PROPERTY     AGREEMENTS   OTHER   TOTAL
                             --------   ------------   ----------   -----   -----
Balance--January 1, 2003       $ --         $239          $193      $ 13    $ 445
   Purchases                    222           60                     147      429
   Amortization                  --          (80)          (48)      (37)    (165)
                               ----         ----          ----      ----    -----
Balance--December 31, 2003      222          219           145       123      709
   Amortization                  --          (80)          (48)      (33)    (161)
                               ----         ----          ----      ----    -----
Balance--December 31, 2004      222          139            97        90      548
   Amortization                  --          (80)          (55)      (51)    (186)
                               ----         ----          ----      ----    -----
Balance--December 31, 2005     $222         $ 59          $ 42      $ 39    $ 362
                               ====         ====          ====      ====    =====

     Intangible assets are amortized over the following lives:

                        USEFUL LIFE
                        -----------
Intellectual property    3-5 years
Employment agreements    3-5 years
Other                    2-5 years

     STOCK-BASED COMPENSATION--The Company has stock-based employee compensation plans which are described more fully in Note 9. Pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to account for its stock option plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under the intrinsic value method prescribed by APB Opinion No. 25, no compensation expense is recognized for stock options granted to employees unless the options are granted with an exercise price that is less than the market value of the underlying stock on the date of grant. The following table illustrates the effect on net income for the years ended December 31, 2005, 2004, and 2003 if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.

                                                            2005      2004     2003
                                                          -------   -------   ------
                                                                (IN THOUSANDS)
Net income--as reported                                   $17,409   $27,065   $5,910
Deduct total stock-based employee compensation
   expense determined under the fair-value-based method
   for all awards                                            (846)     (716)    (976)
                                                          -------   -------   ------
Pro forma net income                                      $16,563   $26,349   $4,934
                                                          =======   =======   ======

     This pro forma disclosure is not likely to be indicative of pro forma results which may be expected in future years, because of the fact that options vest over several years, compensation expense is recognized as options vest and additional awards may be granted.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payments--a revision of SFAS No. 123--Accounting for Stock Based Compensation. This statement supersedes APB Opinion No. 25 and provides guidance on the accounting for transactions in which an entity obtains employee services for share-based payments. This statement requires, effective for interim periods beginning after July 15, 2005, that share-based payments made to employees are recognized as compensation expense in an amount equal to the fair value of the share-based payments, typically over any related vesting period. The Company is required to adopt SFAS No. 123(R) using the prospective basis effective January 1, 2006; therefore, only awards granted or modified after the adoption of the SFAS No. 123(R) will be reflected in the Company's consolidated statement of operations. The adoption of SFAS No. 123(R) is not expected to have a significant impact on the Company's results of operations.

     RECLASSIFICATIONS--Certain amounts in the 2004 and 2003 consolidated financial statements have been reclassified to conform to the 2005 presentation, including certain rent and computer-related expenses reclassified from operating expenses to cost of services.

3.   ACQUISITIONS

     On January 28, 2003, the Company purchased the remaining 20% of the disease management business of Cancer Treatment Centers of America, Inc. (the "CTCA business"). During 2001, the Company acquired 80% of the outstanding stock of the CTCA business. The CTCA business provides disease management services relating to cancer.

     On October 1, 2003, the Company acquired Health and Productivity Corporation of America, Inc. ("HPCA") in exchange for $62,506 in cash and 100,000 shares of the Company's stock valued at $200,000. HPCA provides a continuum-of-care management services integrating health management, demand management, disease management, complex care management, disability management, workers' compensation management and case management services for self-insured employers. The results of HPCA's operations have been included in the consolidated financial statements from the date of acquisition. The purchase price plus assumed liabilities of $0.1 million exceeded the fair value of tangible assets acquired resulting in the recording of $0.2 million of goodwill and $0.1 million of other intangible assets. The other intangible assets are being amortized over three years.

4.   LINE OF CREDIT

     In November 2004, the Company entered into a three-year revolving credit agreement with a group of participating financial institutions under which it may borrow up to $30.0 million including a facility for letters of credit. The Company may request an increase of the aggregate commitment to an amount not to exceed $50.0 million. The interest rate is based upon the defined Base Rate or the London Inter-bank Offered Rate ("LIBOR") plus applicable margins based on a defined Leverage Ratio. The line of credit is secured by a general lien on Company assets. The Company is subject to certain financial covenants including fixed charge coverage, leverage ratios, tangible net worth, rent expense under lease obligations and capital expenditures. At December 31, 2005, management believes that the Company was in compliance with these covenants. At December 31, 2005 and 2004, there were no outstanding amounts under this agreement. In conjunction with the sale of the Company (see Note 16), the line of credit was cancelled on January 19, 2006.

     Previously, the Company maintained a $16.0 million line of credit with a bank. The interest rate for borrowings was based upon the prime rate and was secured by a general lien on Company assets, including all accounts receivable. Advances were limited to 85% of eligible accounts receivable, as defined. The line of credit was subject to certain financial covenants, which, among other things, required the maintenance of minimum tangible net worth levels.

5.   NOTE PAYABLE

     The note payable at December 31, 2005 and 2004, consists of the following:

                                                                                  2005   2004
                                                                                  ----   ----
                                                                                 (IN THOUSANDS)
Note payable to seller of business, interest 2.2%, four quarterly installments of $69 commencing on March 31, 2003,
   then quarterly installments of $31 through June 30, 2005                        $--   $ 63
Less current portion                                                                --    (63)
                                                                                   ---   ----
Total noncurrent portion                                                           $--   $ --
                                                                                   ===   ====

6.   LEASES

     The Company leases certain of its office space and equipment under noncancelable operating lease arrangements. Some of the lease arrangements have renewal options. Rent expense under operating leases was approximately $3.1 million, $2.1 million, and $1.5 million during 2005, 2004, and 2003, respectively. Leases expire at various dates through 2015.

     The Company leased certain computer equipment under capital leases. The gross amount of assets under capital leases included in property and equipment was approximately $0.2 million at December 31, 2004. Related accumulated amortization was approximately $0.1 million at December 31, 2004. There were no capital leases at December 31, 2005.

     Future minimum lease payments under noncancelable operating and capital leases, are as follows:

YEARS ENDING   OPERATING
DECEMBER 31      LEASES
------------   ---------
2006            $ 2,713
2007              2,734
2008              2,747
2009              2,367
2010              1,322
Thereafter        5,022
                -------
Total           $16,905
                =======

7.   EMPLOYEE SAVINGS PLAN

     The Company provides a 401(k) incentive savings plan (the "Plan") for its eligible employees. Effective April 1, 2002, eligible employees can contribute an amount up to 60% of compensation, as defined in the Plan document, subject to certain limitations under the Internal Revenue Code. The contribution limit was 15% prior to that date. The Company may make discretionary matching contributions in a percentage determined annually by the Board of Directors. The discretionary matching contribution to the Plan was 50% of the first 6% of compensation deferred in 2005 and 50% of the first 4% of the compensation deferred in 2004 and 2003. The Company made approximately $0.7 million, $0.4 million, and $0.3 million of matching contributions in 2005, 2004, and 2003, respectively. The Company may also elect to make discretionary profit-sharing contributions. The Company made no profit-sharing contribution during 2005, 2004, and 2003.

8.   STOCKHOLDERS' EQUITY

     PREFERRED STOCK--The Company has 14.2 million shares outstanding under Series A, B, C, E, F, G, and H. The total liquidation preference at December 31, 2005 and 2004, was $48.7 million.

     Each share of Series A, Series B, and Series E preferred stock is convertible on a one-for-one basis into common stock. Each share of Series C and Series F preferred stock is convertible on a one-for-three basis into common stock, and each share of Series G and Series H preferred stock is convertible on a one-for-ten basis into common stock. All shares have dividend rights equal to those of common stock (adjusted as necessary to account for stock dividends, splits, combinations or reclassification). In addition, each share has a liquidation preference equal to $1.90 per share for Series A, $2.00 for Series B and Series E, $6.00 for Series C and Series F, and $21.50 for Series G and Series H preferred stock (adjusted as necessary to account for stock dividends, splits, combinations, or reclassification). The preferred stock will automatically convert into common stock in the event of an initial public offering of common stock or sale of all or substantially all of the assets of the Company. Each share of preferred stock is entitled to one vote on all matters to be voted upon by stockholders. Holders have no preemptive or subscription rights to purchase shares in any issuance of additional stock.

     COMMON STOCK--Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders and are entitled to receive such dividends as may be declared from time to time by the Board of Directors. In any distribution of assets, whether voluntary or involuntary, holders of common stock are entitled to receive pro rata. The assets remaining after creditors and holders of the preferred stock have been paid in full. The holders of common stock have no preemptive or subscription rights to purchase shares in any issuance of additional common stock.

     WARRANTS--The Company has outstanding warrants to purchase shares of its common stock. Warrants are included in additional paid-in capital in the accompanying consolidated balance sheets. The following summarizes the terms of warrants outstanding at December 31, 2005:

                                                        NUMBER OF
                                           EXERCISE       COMMON       REMAINING
                                            PRICE         SHARES          LIFE
                                        -------------   ---------   ---------------
Issued in connection with acquisition   $2.00 - $3.00   1,200,064      0.8 years
Issued with Series H preferred stock        $2.15         779,073   1.5 - 2.0 years
                                                        ---------
Total                                                   1,979,137
                                                        =========

9.   STOCK OPTIONS

     The Company has two stock incentive plans (the "Plans"). Under the Plans, the Board of Directors has the right to grant stock options to employees, directors and non-employees. Pursuant to SFAS No. 123, the Company has elected to account for its stock option plans under the recognition and measurement principles of APB Opinion No. 25. The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for these stock options.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2005, 2004, and 2003:

                            2005      2004      2003
                          -------   -------   -------
Risk-free interest rate    4.12%     3.87%     3.63%
Expected dividend yield    0.00%     0.00%     0.00%
Expected life             8 years   8 years   8 years
Expected volatility        0.00%     0.00%     0.00%

     Stock options vest and are exercisable at the discretion of the Board of Directors, and generally vest over four years and expire 10 years after the grant date. The option price is determined by the Board of Directors but cannot be less than 100% of the fair market value of the Company's common stock on the date of the grant.

     An option holder who ceases to be an employee or key affiliate of the Company for any reason other than death, disability, or termination for cause, may exercise any option granted to such holder, to the extent that the right to purchase shares thereunder has become exercisable on the date of such termination, but only within three months after such date. An option holder who ceases to be an employee for cause shall, upon such termination, cease to have any right to exercise any option.

     A summary of all option activity is as follows:

                                2005                    2004                    2003
                       ---------------------   ---------------------   ---------------------
                                    WEIGHTED                WEIGHTED                WEIGHTED
                                     AVERAGE                 AVERAGE                 AVERAGE
                          STOCK     EXERCISE      STOCK     EXERCISE      STOCK     EXERCISE
                         OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                       ----------   --------   ----------   --------   ----------   --------
Outstanding--
   beginning of year    9,657,830     $2.10     7,923,300     $2.00     8,739,392     $2.01
   Granted              2,010,700      3.11     3,362,030      2.29     2,904,050      2.00
   Exercised             (879,700)     1.99       (13,600)     2.00
   Expired             (1,585,380)     2.07    (1,613,900)     2.03    (3,720,142)     2.02
                       ----------     -----    ----------     -----    ----------     -----
Outstanding--
   end of year          9,203,450     $2.34     9,657,830     $2.10     7,923,300     $2.00
                       ==========     =====    ==========     =====    ==========     =====
Exercisable--
   end of year          4,534,223     $2.04     3,386,221     $2.00     2,251,363     $2.02
                       ==========     =====    ==========     =====    ==========     =====

     The following table summarizes information about all stock options outstanding at December 31, 2005:

                   OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
           -----------------------------------   -----------------------
            OUTSTANDING   WEIGHTED    AVERAGE     EXERCISABLE   WEIGHTED
               AS OF       AVERAGE   REMAINING       AS OF       AVERAGE
EXERCISE   DECEMBER 31,   EXERCISE      LIFE     DECEMBER 31,   EXERCISE
  PRICE        2005         PRICE     (YEARS)        2005         PRICE
--------   ------------   --------   ---------   ------------   --------
  $2.00      6,375,010      $2.00       6.29       4,295,643      $2.00
   2.30         57,500       2.30       0.58          57,500       2.30
   3.00      1,555,940       3.00       8.85         181,080       3.00
   3.25      1,215,000       3.25       9.71              --         --

10.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities.

     In June 2004, the Company, through its Board of Directors, became aware of certain concerns raised by two employees regarding the manipulation of patient and physician satisfaction data that was provided to some of the Company's clients. In response to these concerns, the Board elected to undertake an independent investigation of these matters with outside counsel. The independent investigation validated some of these concerns and, as a result, the Company made disclosures to four of its affected customers and took substantial remedial measures to address these issues.

     As a result of these concerns, two civil litigation matters were filed by former Company employees. One of the actions was a counterclaim related to an action that the Company was forced to file against one of the two employees who raised concerns, in violation of certain restrictive covenants. The counterclaim filed by this former employee consisted of claims for retaliation under the Federal False Claims Act, breach of contract, and tortious interference. This claim was settled by the Company in November 2005 for $235,000.

     The other action related to a former employee's challenge of a for cause termination from the Company related to the outcome of the independent investigation undertaken by the Board in June 2004, as well as a claim of retaliatory discharge. This claim was settled by the Company in October 2005 for $250,000 and a contingent change in control payment based on the valuation of a sale of the Company.

     Additionally, the Company became aware in January 2005 that one of the former employees, who raised the concern and filed a subsequent counterclaim against the Company, referred the June 2004 concerns to the United States Attorney's Office for the Northern District of Illinois. The Company is fully cooperating with the United States Attorney's Office. In February 2005, the Company provided certain documents and made available the results of the independent investigations to the Office. Since February 2005, the United States Attorney's Office has made no additional requests of the Company.

     The Company also is party to other legal proceedings incidental to its business. While the Company's management currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a materially adverse effect on the Company's consolidated financial statements, litigation is subject to inherent uncertainties were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the results of operations or financial position for the period in which the ruling occurs.

11.  INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                               2005      2004     2003
                                             -------   --------   ----
                                                   (IN THOUSANDS)
Current:
   Federal                                   $   646   $    186   $120
   State                                       1,175        235     --
                                             -------   --------   ----
      Total current tax expense                1,821        421    120
                                             -------   --------   ----

Deferred:
   Federal                                     8,883    (13,637)    --
   State                                         257     (1,864)    --
                                             -------   --------   ----
      Total deferred tax expense (benefit)     9,140    (15,501)    --
                                             -------   --------   ----
Total expense (benefit)                      $10,961   $(15,080)  $120
                                             =======   ========   ====

     Income tax expense (benefit) differs from the amounts estimated by applying the statutory income tax rates to income before income taxes as follows:

                                                                2005      2004       2003
                                                              -------   --------   -------
                                                                     (IN THOUSANDS)
Federal tax expense at statutory rate                         $ 9,930   $  4,075   $ 2,050
State tax expense at statutory rate--net of federal benefit     1,027        553       279
Nondeductible items                                               506         82       126
Adjustment of tax rate on federal NOLs                           (468)        --        --
Valuation allowance                                                --    (20,071)   (2,076)
Other                                                             (34)       281      (259)
                                                              -------   --------   -------
Total                                                         $10,961   $(15,080)  $   120
                                                              =======   ========   =======

     Deferred income taxes result from temporary differences between years in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The source and income tax effects of these differences are as follows:

                                       2005      2004
                                     -------   -------
                                       (IN THOUSANDS)
Deferred assets:
   Net operating loss carryforward   $ 7,302   $17,501
   AMT carryforward                      888       300
   Accrued compensation                  614       857
   Deferred revenue                      894       169
   Other                               1,290     1,153
                                     -------   -------
      Total                           10,988    19,980
                                     -------   -------

Deferred liabilities:
   Depreciation                       (2,148)   (2,941)
   Other                                (462)     (473)
                                     -------   -------
      Total                           (2,610)   (3,414)
                                     -------   -------
Valuation allowance                   (1,065)   (1,065)
                                     -------   -------
Net deferred assets                  $ 7,313   $15,501
                                     =======   =======

     The Company has federal net operating loss carryforwards ("NOLs") of approximately $17.3 million and $46.8 million at December 31, 2005 and 2004, respectively. The NOLs may be subject to various limitations on usage in any given year. In addition, the NOLs generated before 1998 may be carried forward (subject to limitations) for 15 years and start expiring in 2011. The NOLs generated after 1998 may be carried forward (subject to limitations) for 20 years and begin expiring in 2019.

     During 2004, the Company was able to reduce the valuation allowance by $20.1 million which was primarily associated with federal and state NOLs. The reduction of the NOLs was allowed due to the Company's recent historical earnings and the expectation of future earnings. The Company believes that the deferred tax assets are more likely than not to be realized in the future. A valuation allowance of $1.1 million remains at December 31, 2005 due to certain state NOLs and a capital loss carryforward that will likely not be realized in the future.

12.  RESTRUCTURING

     In November 2001, the Company recorded $1.3 million for severance-related costs for approximately 120 positions, $3.7 million for current and long-term lease obligations for closed facilities, and $1.4 million for asset write-downs and other associated costs. During 2003, the Company paid $0.7 million to be released from a lease for one of its closed facilities. This resulted in a credit of $0.7 million of restructuring obligations relating to the lease. During 2005, the Company paid $0.3 million to be released from the remaining lease, except for a small portion the Company sublet during 2003. This resulted in a credit of $0.3 million of restructuring obligations relating to the lease. The remaining liability relating to the sublet portion of the lease is $43,000 and has been reclassified to accrued expenses on the 2005 consolidated balance sheet.

     During 2002, the Company continued its consolidation effort to restructure its operations. The restructuring plan resulted in the elimination of approximately 100 positions. All severed employees left the Company by the end of 2002. In connection with the restructuring plan, the Company recorded a restructuring charge of $0.8 million relating to employee severance in 2002. The following table summarizes the Company's restructuring-related activity during 2005, 2004, and 2003, and the related liabilities at December 31, 2005 and 2004:

                                           EMPLOYEE      LEASE
                                          SEVERANCE   OBLIGATIONS    TOTAL
                                          ---------   -----------   -------
                                                    (IN THOUSANDS)
Balance--January 1, 2003                    $ 382      $ 2,959      $ 3,341
   Reversal                                    --         (726)        (726)
   Payments                                  (381)      (1,098)      (1,479)
                                            -----      -------      -------
Balance--December 31, 2003                      1        1,135        1,136
   Payments                                    (1)        (607)        (608)
                                            -----      -------      -------
Balance--December 31, 2004                     --          528          528
   Reversal                                    --         (266)        (266)
   Reclassification to accrued expenses        --          (61)         (61)
   Payments                                    --         (201)        (201)
                                            -----      -------      -------
Balance--December 31, 2005                  $  --      $    --      $    --
                                            =====      =======      =======

13.  SUPPLEMENTAL CASH FLOW INFORMATION

     Selected cash payments and noncash activities were as follows for the years ended December 31, 2005 2004, and 2003:

                                               2005    2004   2003
                                              ------   ----   ----
                                                 (IN THOUSANDS)
Cash paid for:
   Interest                                   $    4   $ 28   $126
   Income taxes                                1,752    354     88
Noncash investing and financing activities:
   Shareholder loans(net of tax withholding      548     --     --
   of $638)
   CTCA note payable                              --     --     60
Equity impact of acquisition                      --     --    200

14.  RELATED-PARTY TRANSACTIONS

     The Company provides disease management services under several contracts with two customers who are also stockholders. Total revenue recognized under these contracts was $27.4 million, $17.0 million, and $11.5 million in 2005, 2004, and 2003, respectively, and related accounts receivable at December 31, 2005 and 2004 was $3.1 million and $0.6 million, respectively.

     The Company loaned approximately $1.2 million to two senior executives for the exercise of stock options in 2005. These amounts were paid to the Company in early 2006 in connection with the sale of the Company (see Note
     16). The shareholder loans are included in other current assets in the December 31, 2005 consolidated balance sheet.

15.  LOSS OF CUSTOMER ACCOUNT

     Effective December 1, 2005, a customer account was terminated which represented $6.9 million of net revenues in 2005. The customer followed a competitive bidding process at the end of the initial contract term and decided to sign a new agreement with another provider.

16.  SUBSEQUENT EVENTS

     On January 19, 2006, the Company completed the sale of its outstanding shares to Matria Healthcare, Inc. ("Matria") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated December 14, 2005, by and among Matria, Coral Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of Matria, and the Company. In the Merger, all outstanding capital stock and options and warrants to purchase capital stock of Company were converted into the right to receive a pro rata portion of the initial merger consideration, which was approximately $445 million, excluding acquired cash. Of this amount, $20.3 million will be held in escrow (the "Escrow Amount") for a period of up to 24 months to satisfy any potential indemnification claims which may be made by Matria under the terms of the Merger Agreement. Except as to certain specified matters, Matria will only be permitted to recover damages from the Escrow Amount if such damages exceed $4.5 million. Additionally, $5.0 million will be held in a separate escrow by a stakeholder representative who will act as the representative, agent, and attorney-in-fact for the existing shareholders.

     Subsequent to December 31, 2005, the Company terminated a government contract effective April 30, 2006. Deferred revenue of approximately $3.6 million representing all payments received through August 31, 2005, is included in current deferred revenue at December 31, 2005. The contract is on a fee-for-service basis from September 1, 2005 to the contract termination date due to certain outside events affecting the participants. The contract was scheduled to return to performance-based after April 30, 2006. Related cash held in escrow under the contract of $1.1 million is included in other current assets at December 31, 2005.

                                     ******